Exhibit 10.1

RULES

of the

TC Biopharm EMI Rules

Adopted by Resolution of the Board on 16 December 2014

and amended by the Board on [●] 2021

Contents

	Clause	Page

1	Definitions	1
2	Grant of Options	5
3	Other territories	6
4	Option Exercise Price	7
5	Variations	7
6	Rights of exercise	8
7	Manner of exercise of Options	11
8	Lapse of Options	12
9	Suspension of Option and continuation of Exercise Period	13
10	Indemnity	13
11	Miscellaneous	14
12	Amendment and termination	17
13	Statutory compliance	17
14	Governing law	17
15	Establishment of the Plan	17

The Appendix
	TC Biopharm Limited Enterprise Management Incentive Plan 2014 (Plan)

Rules

of the

TC Biopharm Limited

Enterprise Management Incentive Plan 2014

1	Definitions

1.1	In these Rules the following words and expressions shall, unless the context otherwise requires, have the meanings set opposite them:

Acquiring Company means a company which obtains Control of the Company (including, on an Internal Reorganisation of the Group, any new holding company)

Acting in Concert has the meaning given to that expression in The City Code on Takeovers and Mergers in its present form or as amended from time to time

Articles or Articles of the Company means the Articles of Association of the Company from time to time

Asset Sale means the sale to one or more persons (other than another company within the Group) of 90% or more of (i) the business assets or undertaking of the Company and its Subsidiaries or (ii) the business assets or undertaking of one or more Subsidiaries where the business of those Subsidiaries accounts for 90% or more of the business assets or undertaking of the Group

Auditors means the auditors of the Company from time to time

Business Day means a day on which the Company is open for business (excluding Saturdays, Sundays and public holidays)

Committed Time has the meaning given in paragraph 26 of Schedule 5

Company means TC BioPharm Limited, registered in Scotland with number SC453579 and having its registered office at Pentlands Science Park, Bush Loan, Penicuik, Midlothian EH26 0PZ

Connected Person(s) has the same meaning as in section 993 ITA 2007

Control has the same meaning as in section 995 of ITA 2007

CSOP Option means a share option granted by the Company under a company share option plan which is a Schedule 4 CSOP Scheme under Schedule 4 ITEPA and which remains a Schedule 4 CSOP Scheme

Date of Grant means in relation to an Option, the date on which the Option is, was or is to be granted under the Plan pursuant to Rule 2

Directors means the board of directors of the Company from time to time or a duly constituted committee thereof, including the remuneration committee, or, on and after the occurrence of a corporate event as described in Rules 6.2, 6.4 or 6.5 the board of directors of the Company or a duly constituted committee thereof (including the remuneration committee) as constituted immediately before such event occurs, and references in these Rules to the Board shall mean the Directors

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Disqualifying Event has the meaning given in paragraph 59 of Schedule 5

Election means the election referred to in Rule 6.8 to disapply in full the restricted securities provisions of Part 7, chapter 2 of ITEPA (known as a section 431(1) election)

Employment means employment by a member of the Group and ceasing to be in employment shall be construed as ceasing to be employed by all such companies

Eligible Employee means a director or employee of the Company or its Subsidiaries who does not have a material interest in terms of paragraphs 28 to 33 of Schedule 5 and whose Committed Time amounts to:

(a) at least 25 hours a week or

(b) if less, 75% of his Working Time

EMI code means the code constituted by:

(a) sections 527-541 of ITEPA

(b) Schedule 5 and

(c) Part 4 of Schedule 7D to the Taxation of Chargeable Gains Act 1992

Employees’ Share Scheme has the meaning ascribed thereto by section 1166 of the Companies Act 2006 and includes the Plan

Employing Company such member of the Group as is the Option Holder’s employer or, if he has ceased to be employed by a member of the Group, was his employer, or such other member of the Group or other person as is obliged to account to HMRC or any other appropriate tax authorities under the PAYE regulations (as defined in section 684 of ITEPA) or any other regulations for an amount of, or representing, income tax and employee’s national insurance contributions, employers’ national insurance contributions or social security contributions or any other tax charge, levy or other sum which may arise in relation to the grant and/or exercise of an Option pursuant to this Plan

Exercise Condition(s) means the condition(s) set out in the Schedule which must be satisfied or waived before an Option can be exercised

Exit Event means an Asset Sale, Share Sale or a Listing

Exit Notice has the meaning ascribed to it in Rule 6.2(a)

Group means the Company and all Subsidiaries of the Company

HMRC means Her Majesty’s Revenue & Customs

Internal Reorganisation means any event, scheme or arrangement whereby another company obtains Control of the Company and immediately afterwards at least 90% of the issued ordinary share capital of such company is owned directly or indirectly by the same persons as held ordinary shares in the Company immediately prior to such event, scheme or arrangement

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Investment Agreement means the investment agreement entered into with the Company, Medinet Co Limited, Dr Michael Leek, Mrs Angela Scott, Mr Atholl Haas and Dr Joseph Fell dated 15 February 2014

ITA 2007 means the Income Taxes Act 2007

ITEPA means the Income Tax (Earnings and Pensions) Act 2003

Listing means the admission of any of the Company’s ordinary shares

(a) to the Official List of the UK Listing Authority and to trading on the London Stock Exchange’s market for listed securities, or

(b) to trading on the Alternative Investment Market of the London Stock Exchange or

(c) to listing on a recognised stock exchange within the meaning of sections 1005(3) and 1005(4) of ITA 2007

Market Value has the meaning ascribed thereto in paragraph 55 of Schedule 5

New Option means a new Option granted pursuant to Rule 6.6(b)

Old Option means an old Option released pursuant to Rule 6.6(b)

Option means a right to subscribe for or acquire Shares (or shares in an Acquiring Company if Rule 6.6 is invoked) granted (or to be granted) pursuant to Rule 2 of the Plan, which has neither lapsed nor been fully exercised

Option Certificate means the certificate documenting an Option, substantially in the form set out in the attached Schedule, which is entered into by an Eligible Employee and the Company and which complies with the requirements of Rule 2.3

Option Exercise Date means the date when an Option is exercised pursuant to Rule 7

Option Exercise Period means the period during which an Option may be exercised which shall be specified in the Option Certificate and which shall end no later than midnight on the day prior to the tenth anniversary of the Date of Grant

Option Exercise Price means the amount to be paid for a Share on exercise of an Option being the Market Value of a Share at the Date of Grant as agreed by the Company and H.M. Revenue and Customs or such other amount as may be determined by the Board, but being not less than the nominal value of a Share in respect of any Option to be satisfied on exercise by the issue or reissue of Shares

Option Holder means an individual to whom an Option has been granted under the Plan, including, where the context so admits, his executors or personal representatives

Option Shares means Shares which are the subject of an Option which has not been cancelled, surrendered or lapsed

Personal Data means the name, home address, telephone number, e-mail address, date of birth and National Insurance or other individual reference number of an Option Holder or other employee information, including details of all rights to acquire Shares or other securities granted to the Option Holder and of Shares issued or transferred to the Option Holder pursuant to the Plan and any other personal information which could identify the Option Holder and is necessary for the administration of the Plan

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Plan means this Plan known as the “TCB EMI 2014” as constituted in accordance with the Rules

Plan Shares means Shares which have been issued or transferred on exercise of an Option

Qualifying Option means an Option which satisfies the requirements of Schedule 5 and which has been notified to HMRC in accordance with the provisions of Part 7 of Schedule 5

Restricted Shares and Restrictions shall have the meanings given thereto in paragraph 37(5) of Schedule 5

Rules means the rules of this Plan as they may be amended from time to time

Schedule means any schedule attached to an Option Certificate setting out when and over what number of Shares the Option can be exercised

Schedule 5 means Schedule 5 to ITEPA

Share means an O ordinary share of £1 in the capital of the Company

Share Sale means the acquisition on an arm’s length basis by any third party together with Connected Person(s) or persons with whom they are Acting in Concert of Shares which, when aggregated with Shares already held by that person, represent a holding of Shares which equals 90% or more of the Company’s issued ordinary share capital (except as part of an Internal Reorganisation)

Subsidiary has the meaning given thereto in section 1159(1) Companies Act 2006

Tax Liability means, in relation to an Option Holder, any liability of the Option Holder’s Employing Company to account to HMRC or any other appropriate tax authorities under the PAYE regulations (as defined in section 684 of ITEPA) or any other regulations for an amount of, or representing, income tax and employee’s national insurance contributions, employers’ national insurance contributions or social security contributions or any other tax charge, levy or other sum which may arise in relation to the grant and/or exercise of an Option pursuant to this Plan

Vest means the crystallisation of an Option Holder’s right to exercise an Option during the Option Exercise Period pursuant to the terms of the Rules and the Schedule (and Vesting and Vested shall be construed accordingly)

Working Time has the meaning given in paragraph 27 of Schedule 5

1.2	In these Rules unless the context otherwise requires:

(a) words denoting the singular shall include the plural and vice versa;

(b) words denoting the masculine gender shall include the feminine gender;

(c) any reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

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2	Grant of Options

2.1	Grant of Options

	(a)	The Directors may at any time by resolution grant an Option to acquire Shares at the Option Exercise Price to such Eligible Employees as they in their absolute and uncontrolled discretion may determine. No Eligible Employee shall be entitled as of right to be granted an Option under the Plan.

	(b)	The number of Shares to be included in any Option granted shall be determined by the Directors in their absolute and uncontrolled discretion subject to the limitations set out in these Rules. Any Option intended to be a Qualifying Option shall comply with the limits specified in paragraphs 5 to 7 of Schedule 5.

	(c)	Options can only be granted for commercial reasons in order to recruit or retain Eligible Employees and not as part of a scheme or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax.

	(d)	An Option granted over Shares which, together with Shares which are subject to any

(i) previously awarded Qualifying Options which are unexercised;

(ii) unexercised CSOP Options; or

(iii) options granted under another Employees’ Shares Scheme adopted by the Company pursuant to Schedule 5 of ITEPA which remain qualifying options for the purposes of paragraph 1(2) of Schedule 5 has a Market Value, as at the Date of Grant, in excess of the limits specified in paragraphs 5 to 7 of Schedule 5, shall to the extent of such excess be an unapproved option and not a Qualifying Option.

2.2	Exercise Condition(s)

	(a)	Options may be granted so that their exercise may be subject to such objective Exercise Condition(s) as the Directors may think fit and/or so that such Options may lapse to the extent that they are not exercised by a specified date or dates.

	(b)	The Directors may vary or waive any Exercise Condition(s) pursuant to the provisions of Rule 12 as they apply to the whole or any specified part of the Option.

2.3	Option Certificate

	(a)	The Company shall issue an Option Certificate to each Eligible Employee selected pursuant to Rule 2.1(a) which shall take effect only when it has been signed by both parties.

	(b)	Each Option Certificate shall constitute an Option granted by the Company in favour of the Eligible Employee to acquire Shares, shall comply at the Date of Grant with the requirements of the EMI code where it is intended that the Option shall be a Qualifying Option, and shall, inter alia:

(i) state the date on which the Option is granted;

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		(ii)	state that the Option is granted under the provisions of Schedule 5 (where it is intended that the Option shall be a Qualifying Option);

		(iii)	specify the maximum number of Shares that may be acquired on exercise of the Option;

		(iv)	specify the Option Exercise Price;

		(v)	specify the Option Exercise Period;

		(vi)	state the time and method of exercise;

		(vii)	state the conditions, including Exercise Conditions, if any, which affect the terms of or the extent of the rights under the Option (or confirmation that there are none);

		(viii)	if the shares are Restricted Shares, contain details of the Restrictions; and

		(ix)	be in writing and signed by the Company and the Eligible Employee.

	(c)	The Option Certificate shall be broadly in the form set out in the Appendix to these Rules. If any such Option Certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being provided and on such terms as the Directors may reasonably require.

2.4	No consideration

No consideration shall be payable by an Eligible Employee for the grant of an Option.

2.5	Restrictions on sale and assignation

Except for the transmission of an Option on the death of an Option Holder to his executors or personal representatives, neither Options nor any rights in respect thereof may be sold, transferred, assigned or otherwise disposed of, charged, pledged or otherwise encumbered by an Option Holder to any other person, and if an Option Holder shall so sell, transfer, assign or dispose of, charge, pledge or encumber any such Options or rights, or attempt to do so, whether voluntarily or involuntarily, then the relevant Option shall immediately lapse.

2.6	Lapse of Option on bankruptcy etc.

On an Option Holder becoming bankrupt or sequestrated or on executing a trust deed for creditors or making a composition, contract or arrangement with creditors or anything similar to any of the foregoing in any jurisdiction or on being otherwise deprived of ownership of his Options by operation of law, then his Options shall immediately lapse.

3	Other territories

3.1	The Directors may determine that any grant and/or exercise of Options shall be subject to such additional and/or modified terms and conditions relating to its grant and/or exercise as may be necessary to comply with or take account of any securities, exchange control or tax laws, regulations or other requirements, changes in legislation or practice of any territory which may have application to the relevant Eligible Employee, Option Holder or any other member of the Group.

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3.2	In exercising its discretion under Rule 3.1 the Directors may:

(a) require an Eligible Employee or Option Holder to make such declarations or take such other action (if any) as may be required for the purpose of any securities, exchange control, tax or other laws of any territory which may be applicable to him at the Date of Grant and/or Option Exercise Date; and/or

(b) adopt any supplemental rules or procedures governing the grant and/or exercise of Options or the issue or transfer of Shares upon exercise thereof as may be required for the purpose of any securities, exchange control, tax or other laws of any territory which may be applicable to an Eligible Employee or Option Holder including (without prejudice to the generality of the foregoing) taking such steps as may be necessary so as to ensure that any withholding tax or social security or similar payments required to be paid or administered by the Company or any other member of the Group (as the case may be) in connection with such Option (whether on grant, exercise or otherwise) is paid or administered in accordance with the laws or rules applicable.

3.3	Irrespective of any other provision of the Plan the Directors may amend the Plan and the terms of an Option as they consider necessary or desirable to take account of, or to mitigate or comply with, relevant overseas tax, securities or exchange control laws but the terms of such Options (as amended) must not overall be more favourable than the terms of Options granted to other Eligible Employees.

4	Option Exercise Price

The Option Exercise Price (which shall be subject to future adjustment as provided in Rule 5) shall be stated in the Option Certificate and shall be such amount as the Directors may determine (being, where the Option is to be satisfied on exercise by the issue of new Shares, not less than the nominal value of the Shares placed under Option).

5	Variations

5.1	In the event of any variation to the issued ordinary share capital of the Company in consequence of a capitalisation or rights issue, sub-division, consolidation, conversion or reduction of share capital or other event affecting the issued ordinary share capital of the Company, the number or nominal value of Shares comprised in each Option and/or the Option Exercise Price may be adjusted in such manner and with effect from such date as the Directors may deem appropriate; provided that,

(a) where Options are to be satisfied by the issue of Shares, no adjustment shall be made to the Option Exercise Price which would result in it being a price per Share less than the nominal value of such Share; and

(b) in respect of any Option intended to be or to continue to be a Qualifying Option:

(i) no adjustment shall take effect until the Auditors have confirmed the adjustment to be fair and reasonable in their opinion;

(ii) no adjustment shall take effect if it would constitute a Disqualifying Event for the purposes of the EMI code; and

(iii) following the adjustment the Shares continue to satisfy the conditions specified in paragraph 35 of Schedule 5.

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5.2	Notice of any adjustment made pursuant to this Rule 5 shall be given to all Option Holders.

5.3	For the avoidance of doubt, the Directors may adjust an Option (in accordance with Rule 5.1) which has been exercised but in respect of which Shares have not yet been issued or transferred (as the case may be).

6	Rights of exercise

6.1	General Subject to Rules 6.2, 6.3, 6.4, 6.5 and 7 an Option may only be exercised during the Option Exercise Period and on the occurrence of an Exit Event.

6.2	Exit Event

(a) If the Directors believe that an Exit Event is likely to occur then they shall as soon as practicable issue a notice to every Option Holder accordingly advising them of this (Exit Notice).

(b) Where an Exit Notice is issued an Option may be exercised, subject to Rule 6.2(c), either:

(i) immediately before the Exit Event is expected to occur (but only if the Board has resolved that it is in the Company’s best interests that the Option shall be so exercisable ); or

(ii) conditionally, subject to the Exit Event occurring.

The Exit Notice shall specify whether the Option shall be exercisable pursuant to Rule 6.2(b)(i) or Rule 6.2(b)(ii).

(c) Options may be exercised pursuant to Rule 6.2(b) to the extent that any Exercise Condition(s) have been satisfied or waived by the Directors pursuant to Rule 2.2(b)

(d) Subject to Rule 6.6, to the extent that an Option has not been exercised immediately before or conditionally upon the Exit Event in all cases other than on a Listing the Option shall, unless the Exit Notice specifies otherwise, lapse 60 days after the occurrence of the Exit Event.

(e) If an Option had been conditionally exercised pursuant to Rule 6.2(b)(ii) and the Exit Event does not occur, the Option shall continue to subsist.

6.3	Winding-up

Subject to Rule 6.6, Rule 7 and Rule 8, if notice is given of a general meeting of the Company at which a resolution will be proposed for the winding-up of the Company, each Option Holder shall be informed of the same and shall be entitled at any time prior to mid-day on the Business Day immediately preceding such general meeting to exercise his Option to the extent that any Exercise Condition(s) have been satisfied or waived by the Directors pursuant to Rule 2.2(b). Subject thereto, all Options shall lapse on the commencement of such winding-up.

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6.4	Scheme of arrangement or amalgamation

	(a)	Subject to Rule 2.2, Rule 6.6, Rule 7 and Rule 8, an Option may be exercised to the extent that any Exercise Condition(s) have been satisfied or waived by the Directors pursuant to Rule 2.2(b) within one month after any person obtains Control of the Company as a result of the court sanctioning a compromise or arrangement proposed for the purposes of or in connection with a plan for the reconstruction of the Company or its amalgamation pursuant to sections 895 to 901 of the Companies Act 2006, unless the relevant compromise or arrangement includes appropriate provisions for:

(i) the replacement of Options; or

(ii) other compensation for Option Holders for the loss of Options; which the Directors in their reasonable opinion considers to be fair.

	(b)	Any Option to which this Rule 6.4 applies shall lapse at the end of such one month period unless before then it is exercised or released under Rule 6.6.

6.5	Compulsory acquisition

Subject to Rule 6.6, Rule 7 and Rule 8, if any person becomes bound or entitled to acquire Shares by exercising rights of compulsory acquisition under sections 979 to 982 of the Companies Act 2006 the Board shall notify each Option Holder of the same as soon as it becomes aware of the circumstances and an Option Holder shall be entitled to exercise his Options to the extent that any Exercise Condition(s) have been satisfied or waived by the Directors pursuant to Rule 2.2(b) at any time during the period beginning with the date on which the person is entitled to serve a notice under section 979 of the Companies Act 2006 and ending seven clear days before the date on which the person is no longer entitled to serve such a notice or during the period while that person remains bound to acquire shares under section 983 of the Companies Act 2006. If not so exercised, the unexercised Options shall cease to be exercisable and shall lapse on the date when such person ceases to be so entitled to serve such a notice or ceases to be so bound to acquire the shares, unless the Board determines otherwise in which case the Options shall continue to subsist in accordance with such determination.

6.6	Release of Options

	(a)	Application

This Rule 6.6 applies where an Acquiring Company:

(i) obtains Control of the Company as a result of a Share Sale; or

(ii) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006; or

(iii) otherwise obtains Control of the Company as a result of an Internal Reorganisation.

	(b)	Release of Option

Subject to the conditions referred to in Rule 6.6(c), where this Rule 6.6 applies, an Option Holder may, within the period referred to in Rule 6.6(d), by agreement with the Acquiring Company release his Old Option in consideration of the grant to him of a New Option over shares in the Acquiring Company.

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(c)	The Conditions

The conditions referred to in Rule 6.6(b) are as follows:

	(i)	the total market value (determined in accordance with the provisions of section 272(1) of the Taxation of Chargeable Gains Act 1992) of the Shares subject to the Old Option immediately before the release must be (as nearly as possible without giving rise to fractional entitlements) equal to the market value (as so determined) immediately after the grant of the New Option of the shares in respect of which the New Option is granted;

	(ii)	the aggregate exercise price payable by the Option Holder upon the exercise in full of his New Option must be equal as nearly as practicable to the aggregate Option Exercise Price which would have been payable by him had he exercised in full his Old Option in respect of the total number of Shares subject to the Old Option at the time of the release; and

	(iii)	unless the Acquiring Company agrees otherwise, any additional conditions which require to be satisfied before an Option may be exercised shall remain applicable to the New Option;

The Auditors shall be required to confirm that conditions 6.6(c)(i) and 6.6(c)(ii) are satisfied, in their opinion.

(d)	Period for substitution

The period referred to in Rule 6.6(b) is:

	(i)	in a case falling within Rule 6.6(a)(i), 60 days beginning with the time when the Acquiring Company obtains Control of the Company ; and

	(ii)	in a case falling within Rule 6.6(a)(ii), 60 days commencing on the date the court sanctions the compromise or arrangement; and

	(iii)	in a case falling with Rule 6.6(a)(iii), 60 days beginning on such date as the Directors advise the Option Holder of such Internal Reorganisation subject in all cases to such period being within the 90 day period referred to in Rule 8.1(f), where relevant, and ending no later than 90 days following the Internal Reorganisation.

(e)	Consequence of substitution

Where an Option Holder is granted a New Option in return for the release of his Old Option in accordance with this Rule 6.6, then:

	(i)	the New Option shall be exercisable in the same manner and at the same time as the Old Option;

	(ii)	the New Option shall be subject to the provisions of the Plan as it had effect in relation to the Old Option immediately before the release; and

	(iii)	with effect from the date of release and grant, Rules 1, 2.2, 2.5, 2.6, and 3 to 14 (inclusive) shall, in relation to the New Option, be construed as if references to the Company and Shares were references to the Acquiring Company and shares in the Acquiring Company or, as the case may be, the other company in respect of whose shares the New Option is granted.

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6.7	Priority

In the event of any conflict between any of the provisions of this Rule 6, the provision which results in the earliest lapsing of the Option in question shall prevail.

6.8	Election

By his acceptance of an Option, the Option Holder undertakes that he shall, if requested by the Company, enter into an Election within 14 days of the date of exercise of the Option.

6.9	Deed of Adherence to Investment Agreement

By his execution of an Option Certificate, the Option Holder undertakes that he shall, if requested by the Company, sign a deed of adherence to the Investment Agreement.

7	Manner of exercise of Options

7.1	Method

In order for the exercise of an Option to be effective, the Option Holder must deposit the following during the Option Exercise Period at the Company’s registered office (or at such other place as the Directors may determine and notify to Option Holders):

(a) a written notice addressed to the Directors of the Company (which may be endorsed on or attached to the Option Certificate) exercising the Option and signed by or on behalf of the Option Holder and specifying the number of Shares in respect of which the Option is being exercised;

(b) Option Certificate(s) sufficient to cover the number of Shares in respect of which the Option is being exercised (provided that if the Option Certificate(s) have been lost, damaged or destroyed, the Directors may require an indemnity to be signed in a form acceptable to the Directors);

(c) payment in full of the Option Exercise Price for the total number of Shares in respect of which the Option is exercised (or, if the Directors so permit, an undertaking to pay that amount, including by way of deduction from sale proceeds upon a sale of the Shares); and

(d) where applicable, payment relating to the Tax Liability pursuant to Rule 10 or an agreement or arrangement to secure that such a payment is made to the satisfaction of the Board, including by way of deduction from sale proceeds upon a sale of the Shares.

Subject to Rules 6.2 to 6.5, the date the Company receives all of the foregoing or the first Business Day following receipt (unless the directors resolve otherwise) shall constitute the Option Exercise Date.

7.2	Share Certificate

(a) Subject to Rule 7.4, the Directors shall allot or procure the transfer of Shares in respect of the Option which has been exercised within 30 days of the Option Exercise Date, and within 14 days after the date of allotment or transfer despatch or procure the despatch by the Company (free of charge) of a certificate for such Shares.

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	(b)	Subject to Rule 7.4, in the case of an allotment to be made upon exercise of an Option as provided in Rule 6.3, the allotment or transfer shall be made not later than the close of business on the day immediately preceding the date of the meeting so held and the relevant entry made in the register of members of the Company.

7.3	Ranking

Subject to Rule 11.8, Shares issued on exercise of an Option shall rank pari passu in all respects with the Shares in issue on the Option Exercise Date.

7.4	Consents

	(a)	Where the Directors are unable to issue new Shares to satisfy an Option upon its exercise because of the provisions of the Articles, the Directors will endeavour to amend the Articles and/or to obtain such consents as are necessary so as to enable the Shares to be issued as soon as is practicable after the exercise of the Option.

	(b)	All allotments and issues of Shares on the exercise of Options will be subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere, and it shall be the responsibility of the Option Holder to comply with any requirements to be fulfilled by him in order to obtain or obviate the necessity for any such consent.

8	Lapse of Options

8.1	An Option shall lapse upon the earliest of the following:

	(a)	the day prior to the tenth anniversary of the Date of Grant;

	(b)	twelve months after the date of an Option Holder’s death;

	(c)	other than on a Listing and subject to Rule 6.2(b)(ii) to the extent that an Option has not been exercised immediately before or conditionally upon the Exit Event, unless the Exit Notice specifies otherwise, 60 days after the date on which an Exit Event occurs unless the Option Holder has, in accordance with Rule 6.6, released his Old Option in consideration of the grant to him of a New Option over shares in the Acquiring Company in which case the provisions of Rule 6.6 shall apply with regard to release or lapse of the Old Option;

	(d)	any date specified in the Schedule to an Option Certificate as the date upon which an Option shall lapse;

	(e)	the expiry of the Option Exercise Period;

	(f)	in the case of an Option Holder who ceases to be in Employment for any reason (excluding death), and only to the extent that the Option has not Vested because any Exercise Condition(s) have not been satisfied, either the date which is 90 days following the date of cessation of Employment or such other date as the Directors shall decide pursuant to Rule 9;

	(g)	the date on which an Option lapses pursuant to Rule 2.5, 2.6 or Rule 6 (unless Rule 6.6 applies).

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9	Suspension of Option and continuation of Exercise Period

9.1	An Option, but only to the extent that the Option has not Vested because any Exercise Condition(s) have not been satisfied, cannot be exercised

(a) while an Option Holder’s employment is suspended on the grounds of suspected gross misconduct; or

(b) where the Option Holder has given or is under notice of termination of his employment; or

(c) where the Option Holder is subject to any formal disciplinary procedure including, without limitation, being the subject of any warning which has not expired or is otherwise in force; or

(d) in the 90 day period after cessation of Employment unless, subject to Rule 9.2, the Directors resolve, during such 90 day period, that the Option shall become exercisable in accordance with:

(i) the terms of the Rules; and/or

(ii) any such other terms and conditions as the Directors, in their absolute discretion shall determine.

9.2	If the Directors make a resolution pursuant to Rule 9.1(d), and if an event occurs thereafter which, had the Option Holder not ceased Employment, would have meant that the Option would otherwise have lapsed, the Option shall immediately lapse and shall no longer be exercisable unless the Directors shall, in their absolute discretion, otherwise determine.

10	Indemnity

10.1	By his acceptance of a grant of an Option the Option Holder agrees to indemnify the Employing Company against any and all Tax Liabilities.

10.2	Notwithstanding the exercise of an Option, the indemnity in terms of Rule 10.1 shall continue to subsist and remain in force against an Option Holder who shall, following a written demand to him by the Employing Company, be required to deposit with the Employing Company a bank draft covering all amounts payable under Rule 10.1 by no later than seven days prior to the date the Employing Company has to account for such amount to HMRC or other appropriate authorities.

10.3	An Employing Company may require an Option Holder to place the Employing Company in funds to meet all liabilities covered by the indemnity in Rule 10.1. If the Employing Company chooses to exercise its right under this Rule 10.3 it shall notify the Option Holder as soon as reasonably practicable and make such arrangements as it may deem necessary.

10.4	If the Company has not requested payment by the Option Holder of a sum in respect of the Option Holder’s liabilities in accordance with Rule 10.3, the Company or any of its Subsidiaries may arrange for the sale at the best price which it can reasonably obtain of such number of Shares which would otherwise be issued or transferred to the Option Holder following the exercise of the Option, as will provide the Company or Employing Company with an amount equal to the Tax Liability. By his acceptance of the grant of an Option the Option Holder agrees that he is deemed to have given prior consent for the sale of the Shares as aforesaid.

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10.5	By his execution of the Option Certificate the Option Holder agrees for the purposes of paragraph 3A of Schedule 1 to the Social Security Contributions and Benefits Act 1992 that any liability of the Employing Company to pay employer’s national insurance contributions in respect of the exercise of the Option shall be transferred to the Option Holder and that the Company may recover any such amounts not paid by the Option Holder by deduction or otherwise. The Company, upon request by the Employing Company, may require, but subject to Rule 10.6, that the Option may not be exercised until the Option Holder has first entered into an election for the purpose of paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992 in terms of which the liability to pay secondary class 1 national insurance contributions in respect of the exercise of the Option is transferred to the Option Holder.

10.6	The Company may at its discretion procure that any election entered into pursuant to Rule 10.5 is varied or revoked.

10.7	The Company shall have no liability to compensate the Option Holder for any increase in the amount or change in the nature of the taxation to which he may be liable or for any other loss which he may sustain as a result of any event or circumstance which occurs after the Date of Grant as a result of which the taxation consequences of the grant or exercise of the Option are different from those which would have applied in the absence of the event or circumstances.

11	Miscellaneous

11.1	Notices

(a) Any notice, communication or other document required to be given hereunder or in connection with the Plan shall, in the case of a notice or communication or other document, be in writing and may be given either by personal delivery or by sending the same by first class post,

(i) in the case of the Directors to the Company’s registered office (or at such other place as the Directors might determine and notify to the Option Holders) addressed to the Directors; and

(ii) in the case of an Eligible Employee and/or Option Holder to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

(b) Where a notice, communication or other document is given by personal delivery it shall be deemed to have been received the day on which it was left at the relevant address.

(c) Where a notice, communication or other document is sent by post it shall be deemed to have been received at 12 noon on the day following the day it was put into the post properly addressed and stamped.

11.2	Unissued Shares

The Company shall keep available for issue sufficient unissued Shares to satisfy all rights from time to time subsisting in respect of Options granted by the Directors.

11.3	Directors’ Decisions Final and Binding

The decision of the Directors in any dispute or disagreement relating to an Option or a matter relating to the Plan (including the interpretation of the Rules) shall be final and conclusive and binding upon all persons.

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11.4	Cost of Establishing Plan

The costs of introducing and operating the Plan shall be borne by the Company and its Subsidiaries in such proportions as the Directors shall determine.

11.5	Administration of the Plan and regulations

The Directors shall have power from time to time to make or vary such rules and regulations and establish such procedures for the administration and implementation of the Plan as they think fit provided that the same are not inconsistent with these Rules.

11.6	Limitation on contracts of employment

(a) The rights and obligations of any Option Holder under the terms of his office or employment with the Company (or any member of the Group or former member of the Group) shall not be affected by being an Option Holder.

(b) The value of any benefit realised under the Plan by Option Holders shall not form part of his remuneration from any member of the Group and shall not be taken into account in determining any pension or similar entitlements.

(c) Option Holders and Eligible Employees shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

(i) termination of office or employment with; or

(ii) notice to terminate office or employment given by or to,

the Company, any member of the Group or any former member of the Group. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused and however compensation or damages may be claimed.

(d) An Eligible Employee shall not have any right to receive Options, whether or not he has previously been granted any.

11.7	No compensation

(a) Option Holders and Eligible Employees shall have no rights to compensation or damages from the Company, any member of the Group or any former member of the Group on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

(i) any company ceasing to be a member of the Group; or

(ii) the transfer of any business from a member of the Group to any person which is not a member of the Group.

This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

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	(b)	Neither the Company nor any Subsidiary shall have any liability to compensate an Option Holder for any increase in the amount or change in the nature of the taxation to which he may be liable or for any other loss which he may sustain as a result if:

(i) the Option is not or does not become or ceases to be a Qualifying Option under Schedule 5; or

(ii) a Disqualifying Event occurs or is treated as occurring in relation to the Option; or

(iii) any other event or circumstance occurs after the Date of Grant as a result of which the taxation consequences of the grant or exercise of the Option are different from those which would have applied in the absence of the event or circumstances; or

(iv) a court or tribunal of competent jurisdiction has determined, or the Company or the relevant Subsidiary has expressly admitted in writing, that such Option Holder has been constructively or wrongfully or unfairly dismissed; or

(v) a court or tribunal of competent jurisdiction has determined, or the Company or the relevant Subsidiary has expressly admitted in writing, that such Option Holder’s employment with the Company or with any Subsidiary has been terminated by virtue of a repudiatory breach by the Company or such Subsidiary of his contract of employment.

11.8	Rights of Shares allotted

If a resolution is passed or an announcement is made by the Company that a dividend or other distribution of profits is to be or is proposed to be paid to the holders of Shares on the Company’s register of members on a date prior to the Option Holder becoming the registered holder of such Shares then the following shall apply:

	(a)	any Shares issued or to be issued upon exercise of such Option will not rank for such dividend or distribution of profits; and

	(b)	if Shares are to be transferred upon exercise of the Option, any such dividend or distribution of profits will be paid to the transferor of such Shares.

11.9	Information and notification

The Company shall not be obliged to:

	(a)	provide Option Holders with copies of any materials sent to holders of Shares; or

	(b)	notify any Option Holder if an Option is due to lapse or expire.

11.10	Data Protection Act 1998

By his execution of the Option Certificate, the Option Holder agrees and consents to:

	(a)	the collection, use, processing and transfer of his Personal Data by any company within the Group and any third party administrator of the Plan;

	(b)	any company within the Group and any third party administrator of the Plan transferring the Option Holder’s Personal Data amongst themselves for the purposes of implementing, administering and managing the Plan and/or the grant of Options and/or the acquisition of Shares pursuant to the exercise of Options;

	(c)	the use of Personal Data by any such person for any such purposes; and

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(d) the transfer to and retention of Personal Data by third parties (whether or not any such third party is situated outside the European Economic Area) for or in connection with such purposes.

11.11	Priority of Rules

If there is any conflict between the Rules and any other document or documents, the Rules and the terms and conditions set out herein shall take precedence over such other document or documents unless specified to the contrary herein.

12	Amendment and termination

12.1	Amendments

Subject to Rule 12.2, the Directors may, from time to time in their absolute discretion, make such amendments to each (and any of) the Plan, Option Certificates and any Options in writing as they deem desirable including retrospective amendments.

12.2	No amendment to prejudicially affect Option Holders in relation to Options

No amendments to the Plan, Option Certificates or any Options shall be made which would have the effect of altering in any prejudicial manner any of the Options granted prior to the amendment being made without the prior written consent of the Option Holders.

12.3	Power to terminate Plan

The Directors may terminate the Plan at any time by a resolution of the Board, but Options granted prior to such termination shall continue to be valid and exercisable in accordance with these Rules.

13	Statutory compliance

The Company shall comply with all statutory and any other requirements in connection with the reporting of the acquisition of Shares or rights to acquire Shares pursuant to the Plan.

14	Governing law

The Plan, the Rules, any Option Certificates and all other documents relating to the Plan shall be governed by and construed in accordance with Scottish Law.

15	Establishment of the Plan

The Plan shall be established and shall come into operation from the date on which the Plan is approved and adopted by the Board.

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The Appendix

TC Biopharm Limited Enterprise Management Incentive Plan 2014 (Plan)

Option Certificate

Name and address of Option Holder
Grantor	TC Biopharm Limited
Date of Grant	The date on which the Option Certificate is signed by both parties.
Number of 0 Ordinary Shares of £1 under Option
Option Exercise Price	£ ♦ per Option Share
Option Exercise Period	The Date of Grant to midnight on the day prior to the tenth anniversary of the Date of Grant
Exercise Conditions	See Schedule
Option Holder to sign an Election on exercise of the Option (YIN)
Restrictions	Y/N [If Yes, details required]

This is to certify that the above-mentioned Option Holder is hereby granted an option by TC Biopharm Limited (Company) to acquire at the above-mentioned Option Exercise Price per Share the number of O Ordinary Shares of £1 in the Company specified above (Option), subject to the Rules of the Plan and to the Articles of Association of the Company (as may be amended from time to time) including any conditions specified in the Schedule. The Option is personal to the Option Holder named in this Certificate and is not transferable. The Option is granted under the provisions of Schedule 5, Income Tax (Earnings and Pensions) Act 2003.

This Option may be exercised subject to and within the Option Exercise Period specified above by completing the Notice of Exercise of Option attached to this Certificate and sending or delivering it to the Directors of the Company at ♦ (or at such other place as the Company may subsequently notify to the Option Holder).

This Option Certificate contains the only and entire agreement between the Company and the Option Holder relating to the Option. All parties acknowledge that they have not, in executing this Certificate, relied on any written or oral representation or undertaking except as expressly stated herein and that this Certificate supersedes any previous contract or arrangement between them relating to the Option. The Option Holder, by his or her execution of this Option Certificate, agrees to the terms and conditions set out in this Certificate and the Rules of the Plan.

If there is any conflict between the terms of this Option Certificate and the Rules of the Plan, the Rules and the terms and conditions set out therein shall take precedence over the terms of this Option Certificate unless specified to the contrary herein.

In witness whereof these presents consisting of these [2] pages together with the Schedule are executed as follows:

Signed by	)
♦ Limited/plc	)
acting by [name], director in the presence of	)	Director

Signature of witness

Name

Address

Occupation		Date:

Signed by	)
[Option Holder]	)
acting by [name], director in the presence of	)	Director

Signature of witness

Name

Address

Occupation		Date:

Terms defined in the Rules of the Plan shall have the same meanings in this Option Certificate.

THIS CERTIFICATE IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE.

Schedule to Option Certificate

Exercise Conditions

[Details to be inserted/None]

TC Biopharm Limited Enterprise Management Incentive Plan 2014 (Plan)

Notice of Exercise of Option

To:	The Directors TC Biopharm Limited
Pentlands Science Park,
Bush Loan,
Penicuik,
Midlothian,
EH26 0PZ

[Date]

I, ______________________, being the holder of the Option represented by the enclosed Option Certificate1, hereby:

1	exercise the Option in respect of [2] O Ordinary Shares of £1 each (My Shares) of TC Biopharm Limited (Company) at the Option Exercise Price stated in the Option Certificate;

2	enclose a remittance for £ [3] in payment in full for My Shares calculated at the Option Exercise Price;

3	require My Shares on allotment or transfer to be registered in my name and agree to accept My Shares, subject to the Articles of Association of the Company;

4	declare that I am acquiring My Shares as beneficial owner and not as the trustee(s) or nominee(s) for any other person; and

5	request you to enter my name in the Register of Members of the Company and to issue a Share Certificate in respect of My Shares, and agree to the despatch of such Share Certificate (and a balance Option Certificate as appropriate) by ordinary post at my risk to the following address:

I declare that there are no laws or regulations in the relevant jurisdictions that would prevent or prohibit me from exercising the Option and having My Shares allotted or transferred to me and registered in my name and I confirm that in allotting My Shares to me and anything else contemplated under the Plan the Company and its Directors will not be in breach of any such laws or regulations.

Option Holder

Date of Signing

[1]	If you have lost the Option Certificate you will need to contact the Company and you may be asked to sign an indemnity for lost option certificate before you will be able to exercise your Option.
[2]	Insert number of Ordinary Shares you wish to exercise your Option over. This must not exceed the number set out in the relevant Option Certificate.
[3]	Insert an amount equal to the Option Exercise Price per Share multiplied by the number of Ordinary Shares you are exercising your Option over.